TBS INTERNATIONAL LIMITED & SUBSIDIARIES                      EXHIBIT 32

TBS INTERNATIONAL LIMITED & SUBSIDIARIES
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of TBS International Limited and its subsidiaries, (the "Company"), does hereby certify, to the best of such officer's knowledge, that the Annual Report on Form 10-K for the annual period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2009	/s/ Joseph E. Royce
Joseph E. Royce
President and Chief Executive Officer

Date: March 30, 2009	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Senior Vice President, Chief Financial Officer

Date: March 30, 2009	/s/ Frank Pitella
Frank Pittella
Controller, Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.